                          PRELIMINARY PROXY MATERIAL

                       HEALTHCARE SERVICES GROUP, INC.
                             2643 HUNTINGDON PIKE
                    HUNTINGDON VALLEY, PENNSYLVANIA 19006

                               ------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 May 23, 1995

                               ------------------

To the Shareholders of
 HEALTHCARE SERVICES GROUP, INC.

   NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of Healthcare Services Group, Inc. (the "Company") will be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May 23, 1995, at 10:00 A.M., for the following purposes:

       1. To elect eight directors;

       2. To approve and ratify the adoption of the Company's 1995 Incentive and Non-Qualified Stock Option Plan for key employees;

       3. To approve and ratify the adoption of the Company's 1995 Directors' Stock Option Plan;

       4. To approve an amendment to the Company's Articles of Incorporation which increases the number of authorized shares of common stock, of the Company from 10,000,000 to 15,000,000;

       5. To approve and ratify the selection of Grant Thornton LLP as the independent public accountants of the Company for its current fiscal year ending December 31, 1995; and

       6. To consider and act upon such other business as may properly come before the meeting.

   Only shareholders of record at the close of business on April 19, 1995 will be entitled to vote at the Annual Meeting.

   Please sign and promptly mail the enclosed proxy, whether or not you expect to attend the Meeting, in order that your shares may be voted for you. A return envelope is provided for your convenience.




                                      By Order of the Board of Directors



                                              DANIEL P. MCCARTNEY
                                                Chairman and
                                           Chief Executive Officer



Dated: Huntingdon Valley, Pennsylvania
       April 21, 1995

                          PRELIMINARY PROXY MATERIAL
                          --------------------------

                       HEALTHCARE SERVICES GROUP, INC.
                             2643 Huntingdon Pike
                    Huntingdon Valley, Pennsylvania 19006

                             ---------------------

                               PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                 May 23, 1995

                             ---------------------

   This Proxy Statement is furnished to the Shareholders of Healthcare Services Group, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May 9, 1995 at 10:00 A.M. At the Annual Meeting the shareholders will consider the following proposals: (1) to elect eight directors; (2) to approve and ratify the adoption of the Company's 1995 Incentive and Non-Qualified Stock Option Plan for key employees (the "1995 Plan"); (3) to approve and ratify the adoption of the Company's 1995 Directors' Stock Option Plan (the "Directors' Plan"); (4) to approve an amendment to the Company's Articles of Incorporation which increases the number of authorized shares of common stock, $.01 par value, of the Company from 10,000,000 to 15,000,000; (5) to ratify and approve the selection of Grant Thornton LLP as the independent public accountants of the Company for its current fiscal year ending December 31, 1995; and (6) to consider and act upon such other business as may properly come before the Annual Meeting.

   This Proxy Statement is being mailed to shareholders on or about April 21, 1995.

                          PROXIES; VOTING SECURITIES

   Only holders of Common Stock of the Company (the "Common Stock") of record at the close of business of April 19, 1995 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 7,953,974 shares of the Common Stock. Each share of Common Stock entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

   All shares which are represented by properly executed proxies received prior to or at the meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated with respect to any shares for which properly executed proxies are received, such proxies will be voted FOR each of the proposals. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

   A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

   All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, telegraph or in person, without additional compensation, except for reimbursement of out-of-pocket expenses.

                                PROPOSAL NO. 1

                            ELECTION OF DIRECTORS

   At the Annual Meeting, eight directors of the Company are to be elected, each to hold office for a term of one year. Unless authority is specifically withheld, management proxies will be voted FOR the election of the nominees named below to serve as directors until the next Annual Meeting and until their successors have been chosen and qualify. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected directors. Abstentions from voting and broker nonvotes on the election of directors will have no effect since they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

   The nominees are as follows:

                                  Name, Age, Principal Occupations
                                 for the past five years and Current                                    Director
                                Public Directorships or Trusteeships                                      Since
                                ------------------------------------                                      -----
Daniel P. McCartney, 43, Chief Executive Officer and Chairman of the Board since 1977  .............      1977(1)

W. Thacher Longstreth, 73, elected to the Philadelphia City Council in 1983; Vice Chairman of
  Packard Press, a printing firm since July, 1988; Director of Tasty Baking Company, Delaware
  Management Company, Keystone Insurance Company and Berean Savings & Loan Association .............      1983

Barton D. Weisman, 67, President and Chief Operating Officer of H.B.A. Corporation and H.B.A.
  Management, Inc., Florida based companies which own and/or manage nursing homes, for more than
  five years .......................................................................................      1983(2)

Joseph F. McCartney, 40, Regional Vice President of the Company for more than five years  ..........      1983

Robert L. Frome, Esq., 57, Member of the law firm of Olshan Grundman Frome & Rosenzweig for more than five years; Director of VTX Electronics, Inc.; Secretary of Skybox International Corp. and
  Secretary of United Capital Corp. ................................................................      1983

Thomas A. Cook, 49, President of the Company since July, 1993; Executive Vice President and Chief
  Financial Officer of the Company for more than five years ........................................      1987

Robert J. Moss, Esq., 58, John Hancock Mutual Life Insurance Company since July, 1992; Member of
  Karr-Barth Associates, Inc., a financial services firm from November 1990 to June 1992; Vice
  President of Mindy Goldberg Associates, a consulting firm from January 1988 to November 1990;
  Member of the law firm of Dilworth, Paxson, Kalish & Kaufman from February 1985 to December 1987 .      1992(2)

John M. Briggs, CPA, 44, Partner of the certified public accounting firm of Tait, Weller & Baker
  for more than five years .........................................................................      1993(2)

- - ------
(1) Member of Stock Option Committee.
(2) Member of Audit Committee.

   The Directors recommend a vote FOR the nominees.

                      BOARD OF DIRECTORS AND COMMITTEES

   The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met four times during the 1994 fiscal year. During 1994, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was director.

   The Board of Directors has established audit and stock option committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 1994 are described below:

       AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and quarterly reviews and evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and evaluates all public financial reporting documents of the Company. Messrs. Robert J. Moss, Barton D. Weisman and John M. Briggs currently are members of the Audit Committee. The Audit Committee met two times during 1994.

       STOCK OPTION COMMITTEE. A Stock Option Committee administers the Company's Incentive Stock Option Plan and will also administer the 1995 Plan and the Directors' Plan if approved by the stockholders pursuant to this proxy statement. The Stock Option Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be granted. Mr. Daniel P. McCartney currently is the sole member of the Stock Option Committee governing the existing Incentive Plan. The Stock Option Committee met one time during 1994.

   The Company does not have a nominating, executive or compensation committee. The functions customarily attributable to these committees are performed by the Board of Directors as a whole.

               PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

   The following table sets forth information as of April 19, 1995, regarding the beneficial ownership of Common Stock of the Company by each person known by the Company to own 5% or more of the outstanding shares of the Company's Common Stock, each director of the Company, the Company's Chief Executive Officer and President (who comprise the Company's executive officers as defined in Item 402(a)(3) of Regulation S-K) and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

                                                              Amount and
                                                               Nature of       Percent
                                                              Beneficial         of
Name and Beneficial Owner or Group (1)                         Ownership        Class
- - --------------------------------------                         ---------        -----
Daniel P. McCartney  ....................................        943,106(2)     11.8%
State of Wisconsin Investment Board  ....................        755,000(3)      9.5%
The Putnam Investments, Inc  ............................        585,547(4)      7.4%
Rockefeller & Co., Inc.  ................................        473,500(5)      6.0%
First Wisconsin Asset Management, Inc  ..................        428,200(6)      5.4%
Thomas A. Cook  .........................................        152,000(7)      1.9%
Robert J. Moss  .........................................         32,000(8)     (14)
Robert L. Frome  ........................................         51,037(9)     (14)
Joseph F. McCartney  ....................................         55,750(10)    (14)
W. Thacher Longstreth  ..................................         41,500(11)    (14)
Barton D. Weisman  ......................................         61,500(12)    (14)
John M. Briggs  .........................................         16,000(13)    (14)
Directors and Executive Officers as a group (11 persons)       1,402,818(15)    16.6%

- - ------
 (1) The address of Daniel P. McCartney is 2643 Huntingdon Pike, Huntingdon Valley, PA 19006. The address of State of Wisconsin Investment Board is P.O. Box 7842, Madison, WI 53707. The address of The Putnam Investments, Inc. is One Post Office Square, Boston, MA 02109. The address of Rockefeller & Co., Inc. is 30 Rockefeller Plaza, New York, NY 10112. The address of First Wisconsin Asset Management, Inc. is 1 South Pinckney Street, Madison, WI 53703.

 (2) Includes incentive stock options to purchase 75,000 shares, all exercisable within sixty days of April 19, 1995. Mr. McCartney may be deemed to be a "parent" of and deemed to control the Company, as such terms are defined for purposes of the Securities Act of 1933, as amended, by virtue of his position as founder, Director, Chief Executive Officer and principal shareholder of the Company.

 (3) According to a Schedule 13G filed by State of Wisconsin Investment Board, dated February 13, 1995, it has sole voting power and dispositive power with respect to the 755,000 shares.

 (4) According to a Schedule 13G filed by The Putnam Investments, Inc. dated February 7, 1995, it has sole voting and dispositive power with respect to the 585,547 shares.

 (5) According to a Schedule 13G filed by Rockefeller & Co., Inc., dated February 8, 1995, it has sole voting and dispositive power with respect to the 473,500 shares.

 (6) According to a Schedule 13G filed by First Wisconsin Asset Management, Inc. dated February 13, 1992, it has sole voting and dispositive power with respect to the 428,200 shares.

 (7) Represents incentive stock options to purchase 125,000 shares and nonqualified options to purchase 27,000 shares, all exercisable within sixty days of April 19, 1995.

 (8) Represents nonqualified options to purchase 32,000 shares, all exercisable within sixty days of April 19, 1995.

 (9) Includes nonqualified options to purchase 41,500 shares, all exercisable within sixty days of April 19, 1995.

(10) Includes incentive stock options to purchase 13,500 shares and nonqualified options to purchase 37,000 shares, all exercisable within sixty days of April 19, 1995.

(11) Represents nonqualified options to purchase 41,500 shares, all exercisable within sixty days of April 19, 1995.

(12) Includes nonqualified options to purchase 53,500 shares, all exercisable within sixty days of April 19, 1995. Excludes 5,250 shares held by Mr. Weisman's wife, as to which shares he disclaims beneficial ownership.

(13) Includes nonqualified options to purchase 12,000 shares, exercisable within sixty days of April 19, 1995.

(14) Less than 1% of outstanding shares.

(15) Includes 498,925 shares underlying options granted to said group of persons. All options are exercisable within sixty days of April 19, 1995.

DIRECTORS' FEES

   The Company paid each director who is not an employee of the Company $500 for each regular meeting of the Board of Directors attended. Mr. Frome bills the Company at his customary rates for time spent on behalf of the Company (whether as a director or in the performance of legal services for the Company) and is, reimbursed for expenses incurred in attending Directors' meetings. The Company also granted certain Directors options to purchase an aggregate of 35,000 Shares of Common Stock during the year ended December 31, 1994.

                           MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth certain information regarding compensation of more than $100,000 paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the Company's President who constitute the only executive officers of the Company who received more than $100,000 in compensation for the year ended December 31, 1994.

                                                                                    Long Term Compensation
                                                                           ----------------------------------------
                                                                                      Awards               Payouts
                                                                           ----------------------------   ---------
                                            Annual Compensation                            Securities
                                  --------------------------------------    Restricted     Underlying
 Name and Principal      Fiscal                            Other Annual        Stock         Options/        LTIP       All Other
       Position           Year       Salary      Bonus     Compensation        Awards        SARs (1)      Payouts    Compensation
- - --------------------   --------   ----------    -------   --------------   ------------   ------------    ---------   ------------
Daniel P. McCartney,      1994      $408,190       0          $1,668             0            15,000          0              0
 Chairman of the          1993       347,070       0           1,668             0            15,000          0              0
 Board and Chief          1992       119,530       0           1,668             0            15,000          0              0
 Executive Officer
Thomas A. Cook,           1994      $374,500       0          $1,320             0            20,000          0              0
 President, Chief         1993       268,303       0           1,320             0            15,000          0              0
 Operating Officer        1992       189,967       0           1,320             0            37,000          0
 and Director

- - ------
(1) Options to acquire shares of Common Stock. The Company has not awarded any SAR's (Stock Appreciation Rights).

OPTION GRANTS DURING 1994 FISCAL YEAR

   The following table provides information related to options to purchase Common Stock granted to the named executive officers during fiscal 1994.

                                                                                                 Potential
                                                                                             Realizable Value
                                                                                                at Assumed
                                                                                              Annual Rates of
                                                                                                Stock Price
                                                                                             Appreciation for
                              Individual Grants                                               Option Term (1)
- - ----------------------------------------------------------------------------------------------------------------
                         Number of       % of Total
                         Securities       Options
                         Underlying      Granted to        Exercise
                          Options       Employees in        Price
         Name             (#) (2)       Fiscal Year       ($/Sh) (2)    Expiration Date       5%          10%
- - --------------------   ------------   --------------    -------------   ---------------   ---------   ---------
Daniel P. McCartney..      15,000            8.6           $12.5125(3)    Dec. 5, 1999      $30,078    $ 87,105
Thomas A. Cook  .....      20,000           11.5            11.375 (4)    Dec. 5, 1999       62,854     138,891

- - ------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or differences in vesting periods. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Stock at a future date, and that value will depend on a variety of factors, including the overall condition of the stock market and the Company's results of operations and financial condition. There can be no assurance that the values reflected in this table will be achieved.

(2) The option exercise price may be paid in shares of Common Stock owned by the executive, in cash, or a combination of any of the foregoing, as determined by the Stock Option Committee.

(3) The exercise price was 110% of the fair market value of the Common Stock on the date of grant.

(4) The exercise price was based on the fair market value of the Common Stock on the date of grant.

AGGREGATED OPTION EXERCISES DURING 1994 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

   The following table provides information related to aggregated options exercised by the named executive officers during the 1994 fiscal year and the number and value of options held at fiscal year end. (The Company does not have any outstanding stock appreciation rights.)

                         Shares                                                           Value of Unexercised
                        Acquired                 Number of Securities Underlying         In-the-Money Options
                        on Exer-     Value       Unexercised Options at FY-End (#)          at FY-End ($) (3)
                         cise (#)   Realized     --------------------------------   -------------------------------
        Name              (1)        ($) (2)      Exercisable      Unexercisable      Exercisable     Unexercisable
- - -------------------   ----------   ----------    --------------  ----------------   -------------   ---------------
Daniel P. McCartney      15,000      $60,250         60,000            15,000          $172,999          $14,813
Thomas A. Cook  ....         --           --        132,000            20,000           345,626           42,500

- - ------
(1) The options exercised by Mr. McCartney during fiscal year 1994 were held by him for five years.

(2) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(3) The closing price for the Company's Common Stock as reported by the Nasdaq National Market on December 31, 1994 was $13.50. Value is calculated on the basis of the difference between the option exercise price and $13.50 multiplied by the number of shares of Common Stock underlying the option.

                           STOCK PERFORMANCE GRAPH

   The following graph compares the total cumulative return (assuming dividends are reinvested) on the Company's Common Stock during the five fiscal years ended December 31, 1994 with the cumulative total return on the S&P 500 Index and the S&P Healthcare Industry -- Miscellaneous Services Group Index.

                           Total Shareholder Returns

    $300|------------------------------------------------------------------|
        |                                                                  |
        |                         #           #                            |
        |                                                                  |
        |                                                                  |
    $250|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
    $200|------------------------------------------------------------------|
  D     |                                                 #                |
  O     |                                                             #    |
  L     |                                                                  |
  L     |               #                                                  |
  A $150|-------------------------------------------------*-----------*----|
  R     |                                                                  |
  S     |                                     *                            |
        |                         *                                        |
        |               &         &                                   &    |
    $100|----*&#-----------------------------------------------------------|
        |               *                                 &                |
        |                                     &                            |
        |                                                                  |
        |                                                                  |
     $50|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
      $0|----|----------|---------|-----------|-----------|-----------|----|
           Dec89      Dec90     Dec91       Dec92       Dec93       Dec94


*=S&P 500 INDEX   &=HEALTHCARE SERVICES GROUP    #=HEALTH CARE (MISCELLANEOUS)

Company/Index       Dec89     Dec90      Dec91      Dec92      Dec93     Dec94
==============================================================================
S&P 500 INDEX        100      96.90     126.42     136.05     149.76    151.74
- - ------------------------------------------------------------------------------
HEALTHCARE SERVICES
  GROUP              100     116.04     109.86      78.47      92.20    105.93
- - ------------------------------------------------------------------------------
HEALTH CARE
  (MISCELLANEOUS)    100     162.20     269.14     266.28     194.63    167.60
==============================================================================

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   The compensation of the Chief Executive Officer of the Company is determined by the Board of Directors. The Board's determinations regarding such compensation are based on a number of factors including order of importance:

       o Consideration of the operating and financial performance of the Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

       o Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

       o Consideration of the individual's overall contribution to the Company.

   Compensation for Company executive officers (referred to in the summary compensation table) other than the Chief Executive Officer is determined based upon the recommendation of the Chief Executive Officer, taking into account the same factors considered by the Board in determining the Chief Executive Officer's compensation as described above. The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended, since the Company has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee.

   The Company applies a consistent approach to compensation for all employees, including senior management. This approach is based on the belief that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives.

   Mr. McCartney and Mr. Cook received annual base salaries of $133,680 and $100,000, respectively, and an additional 3% of the income before income taxes of the Company attributable to the fiscal year immediately preceding the year for which his annual salary is computed.

                        The Board of Directors

                        Daniel P. McCartney (Chairman)
                        W. Thatcher Longstreth
                        Barton D. Weisman
                        Joseph F. McCartney
                        Robert L. Frome
                        Thomas A. Cook
                        Robert J. Moss
                        John M. Briggs

   Mr. McCartney and Mr. Cook did not serve as a directors, executive officers or members of the Compensation Committee of any other entity during the fiscal year ended December 31, 1994 and currently do not serve in such capacities.

INTERLOCKS AND INSIDER PARTICIPATION

   Mr. Barton D. Weisman, a Director of the Company, has an ownership interest in nine nursing homes which have entered into service agreements with the Company. During the year ended December 31, 1994, these agreements resulted in gross revenues of approximately $3,051,000 to the Company.

   In 1991, the Company made arrangements with its bank to provide financing of $1,000,000 to one of its clients for which the Company agreed to guarantee payment. In order for the Company to negotiate maximum security for its guarantee, the Company made the loan directly to the client and simultaneously sold the promissory note receivable to the bank. The client paid $50,000 in the first quarter of 1994, $75,000 in each of the second and third quarter of 1994, and $100,000 in the fourth quarter of 1994 (or an aggregate of $300,000) as partial payment on such note. In addition, among the notes sold during 1991, is a promissory note in the amount of $910,000 which was issued in 1990 by an entity related to this client. Such note was paid in full to the bank on July 15, 1992. On April 22, 1992 Mr. Weisman, agreed to purchase these promissory notes issued by such client or its affiliates (for the full principal amount thereof plus accrued interest) without recourse to the Company, upon a request by the bank that the Company post substitute collateral. Any such purchase would include the assignment of the collateral pledged as security. The Company entered into this agreement (which was approved by the Board of Directors) with Mr. Weisman in order to protect its interests with respect to these promissory notes.

   Mr. Daniel P. McCartney, Director and Chief Executive Officer of the Company, has a minority ownership interest in a nursing home which has entered into a service agreement with the Company. During the year ended December 31, 1994, this agreement resulted in gross revenues of approximately $152,800 to the Company.

   Mr. Robert L. Frome, a Director of the Company, is a member of the law firm of Olshan Grundman Frome & Rosenzweig, which law firm has been retained by the Company during the last fiscal year. Fees received from the Company by such firm during the last fiscal year did not exceed 5% of such firm's or the Company's revenues.

   The Company leases 6,600 square feet of its corporate offices at 2643 Huntingdon Pike, Huntingdon Valley, Pennsylvania from a general partnership in which Daniel P. McCartney is a general partner. The term of the lease commenced on April 1, 1987 and ends on March 31, 2001. Minimum annual rent is $74,893 payable monthly.

   Management believes that the terms of each of the transactions with the nursing homes described herein are comparable to those available to unaffiliated third parties. The remaining transactions were deemed fair and reasonable and approved as being in the best interests of the Company, by the disinterested directors.

                                PROPOSAL NO. 2

                         RATIFICATION AND APPROVAL OF
     1995 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN FOR KEY EMPLOYEES

   The Board of Directors of the Company has unanimously approved for submission to a vote of the shareholders a proposal to adopt the 1995 Plan. The purpose of the 1995 Plan is to provide additional incentive to the officers and key employees of the Company who are primarily responsible for the management and growth of the Company. Each option (an "Option") granted pursuant to the 1995 Plan shall be designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option". A summary of the significant provisions of the 1995 Plan is set forth below. The full text of the 1995 Plan is set forth as Appendix A to this Proxy Statement. The following description of the 1995 Plan is qualified in its entirety by reference to the 1995 Plan itself.

ADMINISTRATION

   The 1995 Plan is administered by a Stock Option Committee, consisting of one or more members of the Board of Directors of the Company. The members of the Stock Option Committee are appointed by the Board of Directors and serve at the pleasure of the Board of Directors. The Stock Option Committee selects the key employees who will be granted Options under the 1995 Plan and, subject to the provisions of the 1995 Plan, determines the terms and conditions and number of shares of Common Stock subject to each Option. The Stock Option Committee also makes any other determinations necessary or advisable for the administration of the 1995 Plan. Determinations by the Stock Option Committee are final and conclusive. Grants of Options and other decisions of the Stock Option Committee are not required to be made on a uniform basis. It is currently anticipated that Daniel P. McCartney, the Chief Executive Officer, will be the sole member of the Committee.

COMMON STOCK SUBJECT TO THE PLAN

   The Common Stock issued or to be issued under the 1995 Plan is currently authorized but unissued Common Stock. The number of shares of Common Stock available under the 1995 Plan is subject to adjustment by the Stock Option Committee to prevent dilution in the event of a stock split, combination of shares, stock dividend or certain other events. Common Stock subject to unexercised Options that expire or are terminated prior to the end of the period during which Options may be granted will be restored to the number of shares of Common Stock available for issuance under the 1995 Plan.

   Currently, the Company is authorized under the 1995 Plan to issue Common Stock pursuant to the exercise of Options with respect to a maximum of 500,000 shares of Common Stock.

ELIGIBILITY

   The Stock Option Committee is authorized to grant Options under the 1995 Plan only to key employees of the Company and its subsidiaries. Members of the Stock Option Committee are eligible for Options under the 1995 Plan.

   The aggregate fair market value of shares of Common Stock (determined at the time the incentive stock option is granted) subject to incentive stock options granted to a key employee under all stock option plans of the Company, and of the Company's subsidiaries (if any), and that become exercisable for the first time by such key employee during any calendar year, may not exceed $100,000. The term of each Option is fixed by the Stock Option Committee, but no Option shall be exercisable more than ten years after the date such Option is granted; provided, however, that in the case of an optionee who, at the time an incentive Option is granted, owns more than 10% of the total voting power of all classes of stock of the Company or any subsidiary, then such Option shall not be exercisable with respect to any of the shares of Common Stock subject to such Option later than the date which is five years after the date of grant.

DESCRIPTION OF OPTIONS

   Upon the grant of an Option to a key employee, the Stock Option Committee will fix the number of Shares that the optionee may purchase upon exercise of the Option and the price at which the shares may be purchased. The option price for incentive stock options shall not be less than 100% of the "fair market value" of the shares of Common Stock at the time the Option is granted; provided, however, that with respect to an incentive stock option in the case of an Optionee, who, at the time such option is granted, owns more than 10% of the voting stock of the Company or its subsidiaries, the purchase price per share shall be at least 110% of the fair market value. The option price for non-qualified options shall not be less than 100% of the fair market value at the time the Option is granted. "Fair Market Value" is deemed to be the closing sales price of the Common Stock on such date on the Nasdaq National Market or, if the Common Stock is not listed on the Nasdaq National Market or a national securities exchange, the mean between the closing bid and asked prices of the Common Stock, in the principal market in which the Common Stock is traded.


   Options granted under the 1995 Plan are exercisable at such time or times and subject to such terms or conditions as determined by the Stock Option Committee, provided, however, that unless a shorter or longer vesting period is otherwise determined by the Stock Option Committee at grant, Options are exercisable as follows: 50% of the aggregate shares of Common Stock purchasable thereunder commencing one year after the date of grant and an additional 50% exercisable commencing two years after the date of grant. The Stock Option Committee may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Stock Option Committee may determine in its sole discretion, however no Options shall be exercisable until after six months from the date of grant.

   Options may be exercised in whole or in part at any time during the option period, by written notice to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Stock Option Committee. As determined by the Stock Option Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of shares of Common Stock owned by the optionee for at least six months (based on the Fair Market Value of the Stock on the trading day before the Option is exercised).

TRANSFERABILITY; TERMINATION OF EMPLOYMENT

   All Options granted under the 1995 Plan are non-transferable and non-assignable except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee.


   Incentive stock options expire no later than three months after the optionee's termination of employment for any reason other than death and no later than twelve months after the optionee's termination of employment on account of death. Unless authorized by the Stock Option Committee, the optionee or the personal representative of his estate, may exercise an incentive stock option only with respect to those shares which could have been purchased by the optionee at the date of the optionee's termination of employment or death. In no event is any incentive stock option exercisable after expiration of the term thereof.


   Non-qualified stock options are subject to the same termination provisions as described above for incentive stock options, unless the Stock Option Committee specifically provides otherwise either in the option agreement pursuant to which the non-qualified stock option is granted or by decision of the Stock Option Committee.

TERMINATION AND AMENDMENT

   The 1995 Plan will terminate on March 8, 2005, but may be terminated by the Board of Directors at any time before such date. The 1995 Plan may be amended at any time by the Board of Directors. However, without the approval of the stockholders of the Company, no such amendment may (i) materially increase the number of shares which may be issued under the 1995 Plan; (ii) materially increase the benefits accruing to Optionees under the 1995 Plan;
(iii) materially modify the requirements as to eligibility for participation in the 1995 Plan; or (iv) decrease the option exercise price to less than 100% of the Fair Market Value on the date of grant thereof. Any termination or amendment of the 1995 Plan will not impair the rights of optionees under outstanding Options without the consent of the affected optionees.

FEDERAL INCOME TAX CONSEQUENCES

   Incentive Stock Options. Incentive stock options granted under the 1995
Plan are intended to be "incentive stock options" as defined by Section 422 of the Internal Revenue Code of 1986, as amended. Under present law, the grantee of an incentive stock option will not realize taxable income upon the grant or the exercise of the incentive stock option and the Company will not receive an income tax deduction at either such time. If the grantee does not sell the Common Stock acquired upon exercise of an incentive stock option within either (i) two years after the grant of the incentive stock option or
(ii) one year after the date of exercise of the incentive stock option, the gain upon a subsequent sale of the Common Stock will be taxed as long-term capital gain. If the grantee, within either of the above periods, disposes of the Common Stock acquired upon exercise of the incentive stock option, the grantee will recognize as ordinary income an amount equal to the lesser of (i) the gain realized by the grantee upon such disposition or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the grantee. The gain in excess of such amount recognized by the grantee as ordinary income would be taxed as a long-term capital gain or short-term capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment).

   The exercise of the incentive stock option will result in the excess of the stock's fair market value on the date of exercise over the exercise price being included in the optionee's alternative minimum taxable income (AMTI). Liability for the alternative minimum tax is complex and depends upon an individual's overall tax situation. Before exercising an incentive stock option, a grantee should discuss the possible application of the alternative minimum tax with his tax advisor in order to determine the tax's impact.

   Non-Qualified Stock Options. Upon exercise of a non-qualified stock option granted under the 1995 Plan, or upon the exercise of an incentive stock option that does not qualify for the tax treatment described above under "Incentive Stock Options," the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received over the exercise price of such Common Stock. That amount increases the grantee's basis in the Common Stock acquired pursuant to the exercise of the non-qualified stock option. Upon exercise of a non-qualified stock option granted under the 1995 Plan, the Company would have a federal tax withholding obligation. Upon a subsequent sale of the Common Stock, the grantee will incur short-term or long-term capital gain or loss depending upon his holding period for the Common Stock and upon the Common Stock's subsequent appreciation or depreciation. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

   Summary of Tax Consequences. The foregoing outline is no more than a summary of the federal income tax provisions relating to the grant and exercise of options and the sale of Common Stock acquired under the 1995 Plan. Individual circumstances may vary these results. The federal income tax laws and regulations are constantly being amended, and each participant should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the 1995 Plan.

REGISTRATION OF SHARES

   The Company has filed a registration statement under the Securities Act of 1933 as amended ("the Securities Act") with respect to the shares of Common Stock underlying Options granted pursuant to the 1995 Plan.

VOTE REQUIRED

   The approval of the 1995 Plan requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

   The Board of Directors unanimously recommends that you vote "FOR" approval of the 1995 Plan.

                                PROPOSAL NO. 3

                      RATIFICATION AND APPROVAL OF 1995
                       STOCK OPTION PLAN FOR DIRECTORS

   The Board of Directors of the Company has unanimously approved the Directors' Plan for submission to shareholders as set forth in Appendix B to this proxy statement. This discussion is qualified in its entirety by reference to Appendix B. The 1995 Directors' Plan is intended to assist the Company in securing and retaining Directors by allowing them to participate in the ownership and growth of the Company through the grant of stock options ("Directors' Options"). The 1995 Directors' Plan provides a means whereby such Directors may purchase Common Stock pursuant to Directors' Options granted in accordance with such plan.

ADMINISTRATION AND GRANTS

   The Directors' Plan will be administered by a committee of two or more members of the Board of Directors (the "Committee"), in accordance with the express provisions of the Directors' Plan. The Committee has full and complete authority to adopt such rules and regulations and to make all such other determinations not inconsistent with the Directors' Plan as may be necessary for the administration of such plan. It is anticipated that the Committee will initially be comprised of Daniel P. McCartney and W. Thacher Longstreth.

   Subject to the express provisions of the Directors' Plan, the Committee shall have the authority, in its discretion, to determine the Directors to whom the options shall be granted, the number of shares which shall be subject to each option, the purchase price of each share of Common Stock which shall be subject to each option, the period(s) during which such options shall be exercisable (whether in whole or in part), and the other terms and provisions thereof. In determining the Directors to whom options shall be granted and the number of shares for which options shall be granted, the Committee shall consider the length of service of the Director and the amount of earnings of the Company.

SHARES SUBJECT TO THE DIRECTORS' PLAN

   The Company is authorized under the Directors' Plan to issue shares of Common Stock pursuant to the exercise of Directors' Options with respect to a maximum of 150,000 shares of Common Stock. The shares of Common Stock issued or to be issued under the Directors' Plan are currently authorized but unissued shares of Common Stock. The number of shares of Common Stock available under the Directors' Plan will be subject to adjustment to prevent dilution in the event of a stock split, combination of shares, stock dividend or certain other events. Shares subject to unexercised Directors' Options that expire or are terminated prior to the end of the period during which Directors' Options may be granted will be restored to the number of shares of Common Stock available for issuance under the Directors' Plan.

ELIGIBILITY TERM

   The Committee is authorized to grant Directors' Options under the Directors' Plan to any or all Directors. The term of a Directors' Option may be up to five (5) years from the grant date of each Directors' Option, subject to earlier termination in accordance with the Directors' Plan.

EXERCISE PRICE AND PAYMENT

   The exercise price for each share subject to a Directors' Option is the fair market value thereof. The fair market value per share is the closing sale price of a share as reported by the Nasdaq National Market on the grant date.

   Directors' Options may be exercised in whole or in part at any time during the option period, by written notice of exercise and payment of the full purchase price as follows: in cash or by check, bank draft or money order payable to the Company; by delivery of Common Stock already owned by an eligible Director for at least six months (based on the fair market value of the Common Stock on the date of exercise); or through the written election of the Director to have Common Stock withheld from the shares otherwise to be received (based on the fair market value of the shares on the date of exercise).

TRANSFERABILITY; TERMINATION OF TRUSTEESHIP

   All Directors' Options granted under the Directors' Plan are non-transferable and non-assignable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and may be exercised during the lifetime of the optionee only by the optionee, his guardian or legal representative. If a Director no longer serves on the Board of Directors, his or her Directors' Options may be exercised up to one year after the date of such termination.

TERMINATION AND AMENDMENT

   The Directors' Plan will terminate on March 8, 2005, but may be terminated by the Board of Directors at any time before such date. The Directors' Plan may be amended at any time by the Board of Directors. Any termination or amendment of the Directors' Plan will not impair the rights of optionees under outstanding Directors' Options without the consent of the affected optionees.

FEDERAL INCOME TAX CONSEQUENCES

   Upon exercise of a Directors' Option granted under the Directors' Plan, the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received over the exercise price of such Common Stock. That amount increases the grantee's basis in the Common Stock acquired pursuant to the exercise of the option. Upon a subsequent sale of the Common Stock, the grantee will incur short term or long term gain or loss depending upon his holding period for the Common Stock and upon the subsequent appreciation or depreciation in the market value of the Common Stock. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

   The foregoing outline is no more than a summary of the federal income tax provisions relating to the grant and exercise of options under the Directors' Plan and the sale of Common Stock acquired under the Directors' Plan. Individual circumstances may vary these results. The federal income tax laws and regulations are constantly being amended, and each participant should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the Directors' Plan.

REGISTRATION OF SHARES

   The Company has filed a registration statement under the Securities Act with respect to the shares of Common Stock underlying Directors' Options granted pursuant to the Directors' Plan.

VOTE REQUIRED

   The approval of Directors' Plan requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

   The Board of Directors unanimously recommends that you vote "FOR" approval of the Directors' Plan.

                                  PROPOSAL 4

                  APPROVAL OF AN AMENDMENT TO THE COMPANY'S
               ARTICLES OF INCORPORATION INCREASING THE NUMBER
           OF AUTHORIZED SHARES OF COMMON STOCK BY 5,000,000 SHARES

   Under the Company's Articles of Incorporation, the Company is authorized to issue up to 10,000,000 shares of Common Stock. In April 1995, the Board of Directors approved and authorized an Amendment to the Company's Articles of Incorporation that increases this maximum number of authorized shares of Common Stock by 5,000,000 shares to a total of 15,000,000 shares, subject to approval by the shareholders of the Company. If the shareholders do not approve the Amendment, then the number of authorized shares of the Company's Common Stock will remain at 10,000,000.

   The purpose of the proposed Amendment is to provide sufficient shares for future acquisitions, benefit plans, recapitalizations and other corporate purposes, although no such use currently is planned. Once authorized, the additional shares of Common Stock may be issued by the Board of Directors without further action by the shareholders, unless such action is required by law or applicable stock exchange requirements. Accordingly, this solicitation may be the only opportunity for the shareholders to take action in connection with such acquisitions, benefit plans, recapitalizations and other corporate actions. As of April 19, 1995, 7,953,974 shares of Common Stock were issued and outstanding, and approximately 893,000 shares were reserved for issuance under the Company's stock option plans or pursuant to shares issuable upon the exercise of certain non-qualified options. If the shareholders approve the 1995 Plan and the Directors' Plan, then an additional 500,000 and 150,000 shares respectively will be issued or reserved for issuance under such plans. Thus, of the 10,000,000 shares of Common Stock currently authorized, approximately only 503,026 shares will be unissued and unreserved.

   The resolution to be considered by the shareholders at the meeting reads as follows;

   "RESOLVED, that Article 4 of the Articles of Incorporation of Healthcare Services Group, Inc. should be amended and restated to read in full as follows:

   4. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 15,000,000 shares of common stock with a par value of $.01 per share.

   FURTHER RESOLVED, that the proper officers of Healthcare Services Group, Inc. are hereby authorized and directed, after shareholder approval of the proposed amendment, to execute, under its corporate seal, Articles of Amendment to the Articles of Incorporation and to file such Articles of Amendment with the Pennsylvania Department of State.

   FURTHER RESOLVED, that the Board of Directors of Healthcare Services Group, Inc. may, notwithstanding approval by the shareholders of Healthcare Services Group, Inc., at any time prior to the filing of the Articles of Amendment with the Pennsylvania Department of State, terminate the proposed amendment and all transactions contemplated by or incident thereto."

   Shareholder approval of this proposal is required under Pennsylvania law. Unless authority has been withheld the proxy agents intend to vote FOR approval of the amendment. Approval of the amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock by 5,000,000 shares requires the affirmative vote of the holders of a majority of the votes cast by all shareholders entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

   The Board of Directors unanimously recommends that you vote "FOR" approval of the amendment to the Company's Articles of Incorporation.

                                PROPOSAL NO. 5

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board of Directors as the independent public accountants of the Company for the year ending December 31, 1994. Said firm has no other relationship to the Company. The Board of Directors recommends the ratification of the selection of the firm of Grant Thornton to serve as the independent public accountants of the Company for the current year ending December 31, 1995. A representative of Grant Thornton LLP which has served as the Company's independent public accountants since December 1992, will be present at the forthcoming shareholders' meeting with the opportunity to make a statement if he so desires and such representative will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

                                OTHER MATTERS

   So far as is now known, there is no business other than that described above to be presented for action by the shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting, or any adjournment thereof, in accordance with the discretion of the persons named therein.

                      DEADLINE FOR SHAREHOLDER PROPOSALS

   To the extent permitted by law, any shareholder proposal intended for presentation at next year's annual shareholders' meeting must be received in proper form at the Company's principal office no later than December 30, 1995.

                                ANNUAL REPORT

   The 1994 Annual Report to Shareholders, including financial statements, is being mailed herewith. If you do not receive your copy please advise the Company and another will be sent to you.

                                      By Order of the Board of Directors,



                                             DANIEL P. MCCARTNEY
                                                CHAIRMAN AND
                                           CHIEF EXECUTIVE OFFICER

Dated: Huntingdon Valley, Pennsylvania
       April 21, 1995

   A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the Record Date upon written request addressed to: Secretary, Healthcare Services Group, Inc., 2643 Huntingdon Pike, Huntingdon Valley, Pennsylvania 19006.

                                  APPENDIX A

              1995 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                             FOR KEY EMPLOYEES OF
                       HEALTHCARE SERVICES GROUP, INC.

1. Purpose of the Plan

   This 1995 Incentive and Nonqualified Stock Option Plan (the "Plan") is intended as an incentive, to retain in the employ of Healthcare Services Group, Inc. (the "Company") and any Subsidiary of the Company (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), persons of training, experience and ability, to attract new employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

   It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code ("Incentive Options") while certain other options granted pursuant to the Plan shall be nonqualified stock options ("Nonqualified Options"). Incentive Options and the Nonqualified Options are hereinafter referred to collectively as "Options".

2. Administration of the Plan

   The Board of Directors of the Company (the "Board") shall appoint and maintain as administrator of the Plan a Committee (the "Committee") consisting of one or more Directors of the Company. The member(s) of the Committee, shall serve at the pleasure of the Board.

   The Committee, subject to Section 3 hereof, shall have full power and authority to designate recipients of Options, to determine the terms and conditions of respective Option agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. Subject to Section 7 hereof, the Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option. Notwithstanding any provision in the Plan to the contrary, Options may be granted under the Plan to any member of the Committee during the term of his membership on the Committee, subject to approval of the Board of Directors or the Audit Committee thereof.

   Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any Options into effect. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties.

3. Designation of Optionees.

   The persons eligible for participation in the Plan as recipients of Options ("Optionees") shall include only full-time key employees of the Company or any Subsidiary. In selecting Optionees, and in determining the number of shares to be covered by each Option granted to Optionees, the Committee may consider the office or position held by the Optionee, the Optionee's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee's length of service, age, promotions, potential and any other factors which the Committee may consider relevant. An employee who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.

4. Stock Reserved for the Plan.

   Subject to adjustment as provided in Section 7 hereof, a total of five hundred thousand (500,000) shares of common stock, $.01 par value ("Stock"), of the Company shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company or any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option expire or be cancelled prior to its exercise in full or should the number of shares of Stock to be delivered upon the exercise in full of an Option be reduced for any reason, the shares of Stock theretofore subject to such Option may again be subject to an Option under the Plan.

5. Terms and Conditions of Options.

   Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

   (a) Option Price. The purchase price of each share of Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the fair market value of such share of Stock on the date the Option is granted in the case of an Incentive Option and not less than 100% of the fair market value of such share of Stock on the date the Option is granted in the case of a Non-Qualified Option; provided, however, that with respect to an Incentive Option, in the case of an Optionee who, at the time such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, then the purchase price per share of Stock shall be at least 110% of the Fair Market Value (as defined below) per share of Stock at the time of grant. The exercise price for each incentive stock option shall be subject to adjustment as provided in
Section 7 below. The fair market value ("Fair Market Value") means the closing price of publicly traded shares of Stock on the national securities exchange on which shares of Stock are listed, (if the shares of Stock are so listed) or on the NASDAQ Stock Market System (if the shares of Stock are regularly quoted on the NASDAQ Stock Market System), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.

   (b) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted; provided, however, that in the case of an Optionee who, at the time such Option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, then such Option shall not be exercisable with respect to any of the shares subject to such Option later than the date which is five years after the date of grant.

   (c) Exercisability. Subject to paragraph (j) of this Section 5, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant, provided, however, that except as provided in paragraphs (f) and (g) of this Section 5, unless a shorter or longer vesting period is otherwise determined by the Committee at grant, Options shall be exercisable as follows: up to one-half (1/2) of the aggregate shares of Stock purchasable under an Option shall be exercisable commencing one year after the date of grant and an additional one-half (1/2) of the aggregate initial shares of Stock purchasable under an Option shall be exercisable commencing two years after the date of grant. The Committee may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Committee may determine in its sole discretion, provided, however, no Option shall be exercisable until more than six months have elapsed from the date of grant of such Option.

   (d) Method of Exercise. Options may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of Stock owned by the Optionee for at least six months (based on the Fair Market Value of the Stock on the trading day before the Option is exercised); provided, however, that if such Stock was issued pursuant to the exercise of an Incentive Option under the Plan, the holding requirements for such Stock under the Code shall first have been satisfied. An Optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option after (i) the Optionee has given written notice of exercise and has paid in full for such shares and (ii) becomes a stockholder of record.

   (e) Non-transferability of Options. Options are not transferable and may be exercised solely by the Optionee during his lifetime, or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

   (f) Termination by Death. Unless otherwise determined by the Committee at grant, if any Optionee's employment with the Company or any Subsidiary terminates by reason of death, the Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year from the date of such death or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

   (g) Termination by Reason of Disability. Unless otherwise determined by the Committee at grant, if any Optionee's employment with the Company or any Subsidiary terminates by reason of total and permanent disability as determined under the Company's long term disability policy ("Disability"), any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after three months from the date of such termination of employment or the expiration of the stated term of such Option, whichever period is shorter.

   (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee at grant, if any Optionee's employment with the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (as defined below) (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after three months from the date of such termination of employment or the expiration of the stated term of such Option, whichever period is shorter.

   For purposes of this paragraph (h), Normal Retirement shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65. Early Retirement shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55. Retirement shall mean Normal or Early Retirement.

   (i) Other Termination. Unless otherwise determined by the Committee at grant, if any Optionee's employment with the Company or any Subsidiary terminates for any reason other than death, Disability or Retirement, the Option shall thereupon terminate, except that the exercisable portion of any Option which was exercisable on the date of such termination of employment may be exercised for the lesser of three months from the date of termination or the balance of such Option's term if the Optionee's employment with the Company or any Subsidiary is involuntarily terminated by the Optionee's employer without Cause. Cause shall mean a felony conviction or the failure of an Optionee to contest prosecution for a felony or an Optionee's willful misconduct or dishonesty, any of which is deemed by the Committee or the Board of Directors to be harmful to the business or reputation of the Company or any Subsidiary. The transfer of an Optionee from the employ of the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment for purposes of the Plan.

   (j) Limit on Value of Incentive Option. The aggregate Fair Market Value, determined as of the date the Option is granted, of the Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

   (k) Transfer of Incentive Option Shares. The stock option agreement evidencing any Incentive Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him pursuant to his exercise of an Incentive Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Incentive Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall, within ten days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

6. Term of Plan.

   No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the date the Plan is approved by the Board, but Options granted may extend beyond that date.

7. Capital Change of the Company.

   In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee's proportionate interest shall be maintained as immediately before the occurrence of such event. Notwithstanding the foregoing, there shall be no adjustment for the issuance of Shares on conversion of notes, preferred stock or exercise of warrants or Shares issued by the Board for such consideration as the Board deems appropriate.

8. Purchase for Investment.

   Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring the shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

9. Taxes.

   The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options granted under the Plan with respect to the withholding of any taxes or any other tax matters.

10. Effective Date of Plan.

   The Plan shall be effective on the date it is approved by the Board, provided however that the Plan shall be subject to subsequent approval by majority vote of the Company's stockholders within one (1) year from the date approved by the Board. Options may be granted, but not exercised, before such stockholder approval is obtained. If the stockholders fail to approve the Plan within the required time period, any Options granted under this Plan shall be void and no additional Options may thereafter be granted hereunder.

11. Amendment and Termination.

   The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made which would impair the right of any Optionee under any Option theretofore granted without his consent, and except that no amendment shall be made which, without the approval of the stockholders would:


       (a) materially increase the number of shares which may be issued under the Plan, except as is provided in Section 7;

       (b) materially increase the benefits accruing to the Optionees under the Plan;

       (c) materially modify the requirements as to eligibility for participation in the Plan;

       (d) decrease the Option exercise price to less than 100% of the Fair Market Value on the date of grant thereof; or

       (e) extend the Option term provided for in Section 5(b).

   The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without his consent. The Committee may also substitute new Options for previously granted Options, including options granted under other plans applicable to the participant and previously granted Options having higher option prices, upon such terms as the Committee may deem appropriate.

12. Reorganization etc.

   Notwithstanding any other provisions in Section 5 hereof, upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or more than 80% of the then outstanding shares of Common Stock of the Company to another corporation, the Company shall give to each Optionee at the time of adoption of the plan or agreement for liquidation, dissolution, merger or sale either (1) a reasonable time thereafter within which to exercise the Option prior to the effective date of such liquidation or dissolution, merger or sale, or (2) the right to exercise the Option in its entirety as to an equivalent number of shares of Common Stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger, consolidation or reorganization.

13. Government Regulations.

   The Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14. General Provisions.

   (a) Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or trading system upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

   (b) Employment Matters. The adoption of the Plan shall not confer upon any Optionee of the Company or any Subsidiary, any right to continued employment (or, in case the Optionee is also a director, continued retention as a director) with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

   (c) Limitation of Liability. No member of the Board or the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

   (d) Registration of Options. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act of 1933 and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder, or to comply with an appropriate exemption from registration under such laws in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option; however, the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop-transfer instructions to the transfer agent to the Company.

                                  APPENDIX B

                       HEALTHCARE SERVICES GROUP, INC.
                      1995 DIRECTORS' STOCK OPTION PLAN

                                  ARTICLE I

                                   PURPOSE

   The purpose of the Healthcare Services Group, Inc. 1995 Directors' Stock Option Plan (the "Plan") is to secure for Healthcare Services Group, Inc. and its stockholders the benefits arising from stock ownership by its Directors. The Plan will provide a means whereby such Directors may purchase shares of the common stock, $.01 par value, of Healthcare Services Group, Inc. pursuant to options granted in accordance with the Plan.

                                  ARTICLE II

                                 DEFINITIONS

   The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

   2.1 "Committee" shall mean the Stock Option Committee of the Board of Directors of the Corporation, Healthcare Services Group, Inc., which shall consist of one or more members of the Board of Directors of the Board of Directors of the Corporation.

   2.2 "Chairman" shall mean the duly appointed Chairman of any standing Committee of the Board.

   2.3 "Company" shall mean Healthcare Services Group, Inc. and any of its subsidiaries.

   2.4 "Director" shall mean any person who is a member of the Board of Directors of the Company.

   2.5 "Eligible Director" shall be any Director of the Company.

   2.6 "Exercise Price" shall mean the price per Share at which an Option may be exercised.

   2.7 "Fair Market Value" shall mean the closing price of publicly traded Shares on the national securities exchange on which Shares are listed (if the Shares are so listed) or on the Nasdaq Stock Market System (if the Shares are regularly quoted on the Nasdaq Stock Market System), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded Shares in the over-the-counter market Electronic Bulletin Board, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company.

   2.8 "Option" shall mean an Option to purchase Shares granted pursuant to the Plan.

   2.9 "Option Agreement" shall mean the written agreement described in
Article VI herein.

   2.10 "Permanent Disability" shall mean the condition of an Eligible Director who is unable to participate as a member of the Board by reason of any medically determined physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months.

   2.11 "Purchase Price" shall be the Exercise Price multiplied by the number of whole Shares with respect to which an Option may be exercised.

   2.12 "Shares" shall mean shares of common stock, $.01 par value, of the Company.

                                 ARTICLE III

                                ADMINISTRATION

   3.1 General. This Plan shall be administered by the Committee in accordance with the express provisions of this Plan.

   3.2 Powers of the Board. The Committee shall have full and complete authority to adopt such rules and regulations and to make all such other determinations not inconsistent with the Plan as may be necessary for the administration of the Plan.

                                  ARTICLE IV

                            SHARES SUBJECT TO PLAN

   Subject to adjustment in accordance with Article IX, an aggregate of 150,000 Shares are reserved for issuance under this Plan. Shares sold under this Plan may be either authorized, but unissued Shares or reacquired Shares. If an Option, or any portion thereof, shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares covered by such Option shall be available for future grants of Options.

                                  ARTICLE V

                                    GRANTS

   5.1 Grants of Options. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion, to determine the Eligible Directors to whom the Options shall be granted, the number of Shares which shall be subject to each Option, the purchase price of each Share which shall be subject to each Option, the period(s) during which such Options shall be exercisable (whether in whole or in part), and the other terms and provisions thereof. In determining the Eligible Directors to whom Options shall be granted and the number of Shares for which Options shall be granted, the Committee shall consider the length of service of the Eligible Director and the amount of earnings of the Company.

   5.2 Determination Final. The determination of the Committee on matters referred to this Article V shall be final.

                                  ARTICLE VI

                               TERMS OF OPTION

   Each Option shall be evidenced by a written Option Agreement executed by the Company and the Eligible Director which shall specify the Grant Date, the number of Shares subject to the Option, the Exercise Price and shall also include or incorporate by reference the substance of all of the following provisions and such other provisions consistent with this Plan as the Board may determine.

   6.1 Term. The term of the Option shall be five (5) years from the Grant Date of each Option, subject to earlier termination in accordance with Articles VI and X.

   6.2 Restriction on Exercise. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at grant, provided, however, that except in the case of the Eligible Director's death or Permanent Disability, upon which events the Option will become immediately exercisable, unless a longer vesting period is otherwise determined by the Committee at grant, Options shall be exercisable as follows: one-half of the aggregate Shares purchasable under an Option shall be exercisable commencing one year after the Grant Date and an additional one-half of the Shares purchasable under an Option shall be exercisable commencing two years after the Grant Date. The Board may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Board may determine in its sole discretion, provided, however, that no Option shall be exercisable until more than six months have elapsed from the Grant Date.

   6.3 Exercise Price. The Exercise Price for each Share subject to an Option shall be the Fair Market Value of the Share as determined in Section 2.7 herein.

   6.4 Manner of Exercise. An Option shall be exercised in accordance with its terms, by delivery of a written notice of exercise to the Company and payment of the full purchase price of the Shares being purchased. An Eligible Director may exercise an Option with respect to all or less than all of the Shares for which the Option may then be exercised, but an Eligible Director must exercise the Option in full Shares.

   6.5 Payment. The Purchase Price of Shares purchased pursuant to an Option or portion thereof, may be paid:

       (a) in United States Dollars, in cash or by check, bank draft or money order payable to the Company; or

       (b) by delivery of Shares already owned by an Eligible Director (for a period of at least six months) with an aggregate Fair Market Value on the date of exercise equal to the Purchase Price.

   6.6 Transferability. No Option shall be transferable, otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable during the Eligible Director's lifetime only by the Eligible Director, his guardian or legal representative or to immediate family members of the Eligible Director or pursuant to a qualified domestic relations order.

   6.7 Termination of Membership on the Board. If an Eligible Director's membership on the Board terminates for any reason, an Option vested on the date of termination may be exercised in whole or in part at any time within one (1) year after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate.

                                 ARTICLE VII

                       GOVERNMENT AND OTHER REGULATIONS

   7.1 Delivery of Shares. The obligation of the Company to issue or transfer and deliver Shares for exercised Options under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect.

   7.2 Holding of Stock After Exercise of Option. The Option Agreement shall provide that the Eligible Director, by accepting such Option, represents and agrees, for the Eligible Director and his permitted transferees hereunder that none of the Shares purchased upon exercise of the Option shall be acquired with a view to any sale, transfer or distribution of the Shares in violation of the Securities Act of 1933, as amended (the "Act") and the person exercising an Option shall furnish evidence satisfactory to that Company to that effect, including an indemnification of the Company in the event of any violation of the Act by such person. Notwithstanding the foregoing, the Company in its sole discretion may register under the Act the Shares issuable upon exercise of the Options under the Plan.

                                 ARTICLE VIII

                               WITHHOLDING TAX

   The Company may in its discretion, require an Eligible Director to pay to the Company, at the time of exercise of an Option an amount that the Company deems necessary to satisfy its obligations to withhold federal, state or local income or other taxes (which for purposes of this Article includes an Eligible Director's FICA obligation) incurred by reason of such exercise. When the exercise of an Option does not give rise to the obligation to withhold federal income taxes on the date of exercise, the Company may, in its discretion, require an Eligible Director to place Shares purchased under the Option in escrow for the benefit of the Company until such time as federal income tax withholding is required on amounts included in the Eligible Director's gross income as a result of the exercise of an Option. At such time, the Company, in its discretion, may require an Eligible Director to pay to the Company an amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local taxes incurred by reason of the exercise of the Option, in which case the Shares will be released from escrow upon such payment by an Eligible Director.

                                  ARTICLE IX

                                 ADJUSTMENTS

   9.1 Proportionate Adjustments. If the outstanding Shares are increased, decreased, changed into or exchanged into a different number or kind of Shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made by the Committee or the Board of Directors to the maximum number and kind of Shares as to which Options may be granted under this Plan. A corresponding adjustment changing the number or kind of Shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding Options shall be made without change in the Purchase Price applicable to the unexercised portion of the Option with a corresponding adjustment in the Exercise Price of the Shares covered by the Option. Notwithstanding the foregoing, there shall be no adjustment for the issuance of Shares on conversion of notes, preferred stock or exercise of warrants or Shares issued by the Board for such consideration as the Board deems appropriate.

   9.2 Reorganization, etc. Notwithstanding any other provision in Article VI hereof, upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or more than 80% of the then outstanding Shares of the Company to another corporation, the Company shall give to each Eligible Director at the time of adoption of the plan or agreement for liquidation, dissolution, merger or sale either (1) a reasonable time thereafter within which to exercise the Option in its entirety prior to the effective date of such liquidation or dissolution, merger or sale, or (2) the right to exercise the Option as to an equivalent number of Shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger, consolidation or reorganization.

                                  ARTICLE X

                       AMENDMENT OR TERMINATION OF PLAN

   10.1 Amendments. The Board may at any time amend or revise the terms of the Plan, provided no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained:

       (a) increase the maximum number of Shares which may be sold pursuant to Options granted under the Plan, except as permitted under the provisions of Article IX;

       (b) change the minimum Exercise Price set forth in Article VI; or

       (c) permit the granting of Options to any one other than as provided in
   Article V.

   10.2 Termination. The Board at any time may suspend or terminate this Plan. This Plan, unless sooner terminated, shall terminate on the tenth anniversary of its adoption by the Board. No Option may be granted under this Plan while this Plan is suspended or after it is terminated.

   10.3 Consent of Holder. No amendment, suspension or termination of the Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

   11.1 Privilege of Stock Ownership. No Eligible Director entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable upon exercise of an Option until certificates representing the Shares shall have been issued and delivered.

   11.2 Plan Expenses. Any expenses incurred in the administration of the Plan shall be borne by the Company.

   11.3 Use of Proceeds. Payments received from an Eligible Director upon the exercise of Options shall be used for general corporate purposes of the Company.

   11.4 Governing Law. The Plan has been adopted under the laws of the Commonwealth of Pennsylvania. The Plan and all Options which may be granted hereunder and all matters related thereto, shall be governed by and construed and enforceable in accordance with the laws of the Commonwealth of Pennsylvania as it then exists.

                                 ARTICLE XII

                             STOCKHOLDER APPROVAL

   This Plan is subject to approval, at a duly held stockholders' meeting within twelve (12) months after the date the Board approves this Plan, by the affirmative vote of holders of a majority of the voting Shares of the Company represented in person or by proxy and entitled to vote at the meeting. Options may be granted, but not exercised, before such stockholder approval is obtained. If the stockholders fail to approve the Plan within the required time period, any Options granted under this Plan shall be void, and no additional Options may thereafter be granted hereunder.

/X/ Please mark your
    votes as in this
    example.

                 FOR    WITHHELD           Nominees: Daniel P. McCartney; W.
1. Election of                             Thacher Longstreth; Barton  D.
   Directors     / /      / /              Weisman; Joseph F. McCartney; Robert
                                           L. Frome Thomas A. Cook; Robert J.
FOR all nominees listed on the             Moss; and John M. Briggs; and in
right (except as marked to the             accordance with proxy Statement
contrary on the right)           (Instruction: To withhold authority to vote
                                 for any individual nominee, print that
                                 nominee's name on the space provided at left.)
- - ------------------------------   at left.)

                                                  FOR    AGAINST     ABSTAIN
2. To approve and ratify the adoption of
   the Company's 1995 Incentive and non-
   qualified Stock Option Plan for key
   employees.                                     / /      / /         / /

3. To approve and ratify the adoption of the
   Company's 1995 Directors' Stock Option
   Plan.                                          / /      / /         / /

4. To approve an amendment to the
   Company's Articles of Incorporation which
   increases the number of authorized
   shares of common stock of the
   Company from 10,000,000 to
   15,000,000.                                    / /      / /         / /

5. To approve and ratify the selection of
   Grant Thornton LLP as independent
   Accountants of the Company as
   described in Proxy Statement.                  / /      / /         / /







SIGNATURE(S)                               DATE
            -------------------------------    ---------------------------
NOTE: Please sign exactly as your name or names appear hereon. When signing as Executor, Administrator, Trustee, Corporate Officer Attorney, Agent or Guardian, etc; please add your full title to your signature. No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States. Please date, sign and return this proxy in the enclosed envelope.

                       HEALTHCARE SERVICES GROUP, INC.
                                                                         PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Shareholders to be held at The Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, PA 19047 on May 23, 1995 at 10:00 A.M.

   The undersigned, revoking all previous proxies, hereby appoints Daniel P. McCartney and Thomas A. Cook, or either of them, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock of HEALTHCARE SERVICES GROUP, INC. owned by the undersigned at the Annual Meeting of Shareholders of said Corporation to be held at the time and place set forth above, and at any adjournment thereof, in the transaction of such business as may properly come before the meeting or any adjournment thereof, all as more fully described in the Proxy Statement, and particularly to vote as designated below.

   THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF NO DIRECTION IS MADE THEY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, THE APPROVAL OF THE 1995 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN FOR KEY EMPLOYEES, THE 1995 DIRECTORS' STOCK OPTION PLAN AND THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION AND THE INDEPENDENT PUBLIC ACCOUNTANTS, AS RECOMMENDED IN THE PROXY STATEMENT, FOR THE RATIFICATION (AS SET OUT ON THE REVERSE SIDE OF THIS PROXY CARD) AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY OR ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

                        (To be Signed on Reverse Side)